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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-8 (File No. 33-96788), pertaining to the Crown Vantage Inc. Vanguard Investment Plan (formerly known as the StockPlus Employee Stock Ownership Plan), of our report dated February 23, 1996, on our audit of the consolidated statements of operations and cash flows of Crown Vantage Inc. for the year ended December 31, 1995, and the related financial statement schedule for the period from August 25, 1995 (date of inception) through December 31, 1995.


                                                  PricewaterhouseCoopers LLP

San Francisco, California
September 28, 1998